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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                          ----------------------------



                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                September 1, 1999
                                -----------------
                        (Date of earliest event reported)


                         FLOW INTERNATIONAL CORPORATION
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


      Washington                         2-81315                 91-1104842
      ----------                         -------                 ----------
    (State or other                    (Commission            (I.R.S. Employer
    jurisdiction of                       File                 Identification
    incorporation)                       Number)                  Number)



                23500 - 64th Avenue South, Kent, Washington 98032
                -------------------------------------------------
               (Address of principal executive offices, zip code)


               Registrant's telephone number, including area code:
                                 (253) 850-3500






Total number of pages:  58
Page on which exhibit index appears:  2


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ITEM 5.       Other Events

                AMENDMENT OF PREFERRED STOCK RIGHTS PURCHASE PLAN

         Effective September 1, 1999, the Board of Directors of Flow International Corporation (the "Company") has approved an amendment to the Preferred Share Purchase Rights Plan (the "Plan") first adopted by the Company June 7, 1990.

         By its terms, the Plan would have expired June 17, 2000. The amendment extends the term of the Plan, and the Rights issued pursuant to the Plan, for another ten year period expiring September 1, 2009. In addition, the Board has authorized other changes to the Rights. Such changes are set forth in an Amended and Restated Rights Agreement between the Company and ChaseMellon Shareholder Services, LLC, as Rights Agent and in a letter to be distributed to shareholders filed as Exhibit 20.1 to this Report on Form 8-K and incorporated herein by reference.


Exhibits
--------

4.1 Amended and Restated Rights Agreement dated as of September 1, 1999 between Flow International Corporation and ChaseMellon Shareholder Services, L.L.C.

20.1.    Form of letter to shareholders










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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 14, 1999       FLOW INTERNATIONAL CORPORATION



                                By: /s/ John S. Leness
                                   ---------------------------------------
                                   John S. Leness
                                   General Counsel and Corporate Secretary








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